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     Investment Restructuring Agreement (the "Agreement") dated as of August 28,
1998 by and between VCS Technologies, Inc., a Delaware corporation (the "Company"), and Daniel Piergentili, an individual with a residence at 2424 9th Avenue #5308, Longmont, CO 80503 ("Piergentili"). The Company and Piergentili may be referred to herein collectively as the "Parties" or individually as a "Party."

     WHEREAS the Parties have agreed to restructure Piergentili's existing investment in the Company for the purpose of facilitating a possible initial public offering of securities (the "IPO") currently proposed to be conducted by the Company during 1998,

     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Parties hereby agree as follows:

1 Acknowledgments. The Parties acknowledge that the provisions of this Section 1 accurately and completely list and describe all of the Company's securities owned by Piergentili (together with all of the additional rights and privileges pertaining thereto) and all of the indebtedness owed to Piergentili by the Company. The Parties further acknowledge that all references herein to the Company's common stock (the "Common Stock") are effective as of the date of this Agreement. Upon the effective date (if any) of an anticipated reverse stock split of the outstanding Common Stock to be effected following the date of this Agreement, all references to the Common Stock contained herein shall be deemed adjusted in accordance with such reverse stock split. Accordingly, the Parties acknowledge the following:

     1.1 Warrants to Purchase Common Stock. Piergentili owns warrants (the "Warrants") to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $2.00 per share. The Warrants were issued to Piergentili by the Company on January 19, 1998.

     1.2 Convertible Note. Piergentili holds a convertible note issued by the Company on January 19, 1998 in the principal amount of $100,000 (the "Convertible Note"). The total amount of unpaid interest accrued on the Convertible Note as of the date of this Agreement is $7,300. Except for the principal amount of the Convertible Note and the unpaid interest accrued thereon, there is no indebtedness owed by the Company to Piergentili.

     1.3 Existing Registration Rights. Piergentili holds certain registration rights (the "Existing Registration Rights") granted to him by the Company with respect to the Common Stock underlying and issuable upon the exercise the Warrants and the conversion of the Convertible Note.

2 Restructuring of Piergentili's Investment in the Company. Piergentili hereby agrees as follows:

     2.1 Conversion of the Convertible Note into Common Stock. The entire principal amount of the Convertible Note, and the entire amount of unpaid interest accrued thereon, is hereby converted into 53,650 fully-paid and non-assessable shares of Common Stock (the "Conversion Shares"). Simultaneously with the execution and delivery of this Agreement (i) Piergentili shall deliver to the Company for cancellation the original Convertible Note; and (ii) the Company shall deliver to Piergentili a certificate evidencing the Conversion Shares.

     2.2 Cancellation of the Warrants. The Warrants are hereby canceled, null and void, and of no further effect. Simultaneously with the execution and delivery of this Agreement Piergentili shall deliver to the Company for cancellation the original certificate evidencing the Warrants.

     2.3 Termination of the Existing Registration Rights. The Existing Registration Rights are hereby terminated, null and void, and of no further effect.

3 Consideration. In consideration for the restructuring of Piergentili's investment in the Company as provided in Section 2 above, the Company hereby agrees to issue to Piergentili warrants to purchase an aggregate of 25,000 shares of Common Stock, such warrants exercisable at an exercise price of $0.10 per share for a period of five years following the date hereof (the "New Warrants"). The Company will deliver to Piergentili a certificate evidencing the New Warrants as soon as practicable following the date of this Agreement.

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4 Representations and Warranties of the Company. The Company represents and warrants to Piergentili as follows:

     4.1 The Company is duly organized, validly existing and in good standing under the laws of the state of Delaware with full power and authority to operate its business as currently conducted.

     4.2 The authorized capital stock of the Company consists of 9,990,000 shares of Common Stock and 10,000 shares of Preferred Stock. Each outstanding share of Common Stock is duly authorized, validly issued, fully paid and non-assessable, and has not been issued and is not owned or held in violation of any preemptive rights of stockholders. No shares of Preferred Stock are currently outstanding.

     4.3 The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized by the Company and, when executed and delivered by the Company will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     4.4 No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority, or any court or any other tribunal, is required by the Company for the execution, delivery or performance by the Company under this Agreement (except for such filings as may be required under federal and state securities laws).

     4.5 The Conversion Shares and the Common Stock underlying the New Warrants have been duly reserved for such issuance. Such shares are duly authorized and are, or will be, validly issued, fully paid and non-assessable, and have not been, nor will be, issued in violation of any preemptive or other rights of stockholders or other parties.

5    Representations and Warranties of Piergentili. Piergentili hereby represents and warrants to the Company as follows:

     5.1 Piergentili is a bona fide resident of the state set forth in Section
8.3 of this Agreement and is legally competent to execute this Agreement.

     5.2 Piergentili has received, read carefully and is familiar with this Agreement. Respecting the Company, Piergentili is familiar with the Company's business and financial condition and any other matters relating to the transactions contemplated hereby; Piergentili has received all materials which have been requested by him, has had a reasonable opportunity to ask questions of the Company and its representatives, and the Company has answered all inquiries that Piergentili has put to it. Piergentili has taken all the steps necessary to evaluate the merits and risks of the refinancing transactions contemplated hereby.

     5.3 Piergentili has been advised by the Company to consider retaining legal counsel in connection with the preparation and the execution of this Agreement.

     5.4 Piergentili represents that he is an "accredited investor" as such term is defined in Rule 501 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     5.5 Piergentili has such knowledge and experience in finance, securities, investments and other business matters so as to be able to evaluate the merits and risks of his investment in the Company.

     5.6 Piergentili has adequate means of providing for his current and foreseeable future needs and has no need for liquidity of his investment in the Company. Piergentili recognizes and is fully cognizant of the fact that his investment in the Company involves a high degree of risk, and Piergentili represents that he can afford to bear such risk, including, without limitation, the risk of losing the entire investment.

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     5.7 Piergentili has been advised by the Company that (i) neither the
Conversion Shares, the New Warrants, nor the Common Stock underlying the New Warrants (collectively, the "Securities") have been registered under the Securities Act, and that the Securities will be issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and under similar exemptions under applicable state securities laws; (ii) none of the Securities have been registered or qualified with any federal or state agency or self-regulatory organization, and
(iii) the Company's reliance on exemptions from federal and state registration or qualification requirements is based in part upon the representations made by Piergentili contained in this Agreement.

     5.8 Piergentili has been advised by the Company of, and/or he is otherwise familiar with, the nature of the limitations on the transfer of the Securities imposed by the Securities Act and the Rules and Regulations promulgated thereunder. In particular, Piergentili agrees that no sale, assignment or transfer of any of the Securities shall be valid or effective (and agrees to not so sell, assign or transfer any of the Securities), and the Company shall not be required to give any effect to such a sale, assignment or transfer, unless the sale, assignment or transfer is (i) registered under the Securities Act, it being understood that none of the Securities are currently registered for sale; or (ii) made in accordance with all the requirements and limitations of Rule 144 under the Securities Act. Piergentili acknowledges that the Securities shall be subject to a stop transfer order and that the certificate or certificates evidencing the Securities shall bear the following legend (and such other legends as may be required by state blue sky laws):

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (1) A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (2) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE COMPANY, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR STATE SECURITIES LAW.

     5.9 Piergentili is acquiring the Securities for his own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein. Piergentili has no present intention of distributing or selling to others any of such interest or granting any participation therein.

     5.10 It never has been represented, guaranteed or warranted by any of the Company, the Company's officers, directors, stockholders, employees or agents, or any other person, whether expressly or by implication, that (i) the Company or Piergentili will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of the Company's activities or Piergentili's investment; or (ii) the past performance or experience of the management of the Company, or of any other person, will in any way indicate the predictable results of the Company's activities or the ownership of the Securities.

     5.11 Piergentili is not acquiring the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a share exchange by a person other than a representative of the Company with whom Piergentili had a pre-existing relationship.

     5.12 Piergentili is not relying on the Company with respect to the tax and other economic considerations of an investment.

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6    Indemnification.

     6.1 Survival of Representations and Warranties. The representations and warranties contained herein shall survive the execution and delivery of this Agreement and shall continue forever thereafter.

     6.2 Indemnification for the Benefit of the Company. Piergentili acknowledges that he understands the meaning and legal consequences of the representations and warranties contained in Section 5 hereof, and agrees to indemnify and hold harmless the Company and each of the Company's officers, directors, employees and agents of from and against any and all loss, damage or liability due to or arising out of a breach of any such representation or warranty.

     6.3 Indemnification for the Benefit of Piergentili. The Company acknowledges that it understands the meaning and legal consequences of the representations and warranties contained in Section 4 hereof, and agrees to indemnify and hold harmless Piergentili from and against any and all loss, damage or liability due to or arising out of a breach of any such representation or warranty.

7    Company's Right of First Purchase.

     7.1 Company's Right of First Purchase. For such time until the IPO Closing, any shares of Common Stock held by Piergentili (including, but not limited to, any of the Securities) will be subject to the Company's right of first purchase. By virtue of that right, (a) such shares of Common Stock may not be transferred during Piergentili's lifetime to any person other than members of Piergentili's Immediate Family (as defined below), a partnership whose members are Piergentili's and/or members of Piergentili's Immediate Family, or a trust for the benefit of Piergentili and/or members of Piergentili's Immediate Family, unless such transfer occurs within the 30 days immediately following either (i) the expiration of 30 days following written notice by Piergentili to the Company identifying the prospective transferee and offering the Company the first opportunity to purchase such stock at its Fair Market Value (as defined below) in cash; or (ii) the Company's election to not purchase such shares of Common Stock after receipt of such notice; and (b) upon Piergentili's death, the Company will have the right to purchase all or some of such stock at its Fair Market Value within nine months after the date of death. This right of first purchase will continue to apply to any such shares of Common Stock after the transfer during Piergentili's lifetime of such shares of Common Stock to a member of Piergentili's Immediate Family or to a family partnership or trust as aforesaid, and after any transfer of such shares of Common Stock with respect to which the the Company expressly waived its right of first purchase without also waiving it as to any subsequent transfers thereof, but it will not apply after a transfer of such shares of Common Stock with respect to which the Company was offered but did not exercise or waive its right of first purchase or more than nine months after Piergentili's death. The Company may assign all or any portion of its right of first purchase to any one or more of its stockholders, or to a pension or retirement plan or trust for employees of the Company, who may then exercise the right so assigned. The Company's right of first purchase shall terminate upon the IPO Closing.

     7.2 Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms will have the following definitions:

         7.2.1 Fair Market Value. The "Fair Market Value" of Common Stock will mean the price at which one could reasonably expect such stock to be sold in an arm's length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the issuer of such stock. Such Fair Market Value will be that which has currently or most recently been determined for this purpose by the Board of Directors of the Company, or at the sole discretion of the Board by an independent appraiser or appraisers selected by the Board, in either case giving due consideration to recent transactions involving shares of such stock, if any, the issuer's net worth, prospective earning power and dividend-paying capacity, the goodwill of the issuer's business, the issuer's industry position and its management, that industry's economic outlook, the values of securities of issuers whose stock is publicly traded and which are engaged in similar businesses, the effect of transfer restrictions to which such stock may be subject under law and under

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the applicable terms of any contract governing such stock, the absence of a public market for such stock and such other matters as the Board or its appraiser or appraisers deem pertinent. The determination by the Board or its appraiser or appraisers of the Fair Market Value will be conclusive and binding notwithstanding the possibility that other persons might make a different determination. If the Fair Market Value to be used was thus fixed more than sixteen months prior to the day as of which Fair Market Value is being determined, it will in any event be no less than the book value of the stock being valued at the end of the most recent period for which financial statements of the Company are available.

         7.2.2 Immediate Family. An individual's "Immediate Family" includes only his or her spouse, parents or other ancestors, and children and other direct descendants of that individual or of his or her spouse (including such ancestors and descendants by adoption).

8    Miscellaneous.

     8.1 Confidentiality. Piergentili hereby acknowledges and agrees that this Agreement is confidential, and that its terms and contents shall not be disclosed to any person other than through a press release of the Company.

     8.2 Payment of Expenses. Except as expressly otherwise provided, each of the Parties hereto shall pay all expenses and disbursements incurred by its officers, employees, attorneys, accountants, financial advisers and other agents and representatives in connection with this Agreement and the performance of its obligations hereunder.

     8.3 Notices. Any notices required or permitted to be given to, or served upon, either Party hereto pursuant to this Agreement shall be sufficiently given or served if sent to such Party by registered or certified mail, addressed to it at its address, as set forth below, or to such other address as it shall designate by written notice to the other parties addressed as follows:

              VCS Technologies, Inc.
              456 Glenbrook Road
              Stamford, CT 06906
              Att: William Wheaton III, President and CEO

              Daniel Piergentili
              2424 9th Avenue #5308
              Longmont, CO 80503

     8.4 Counterparts. This Agreement may be executed in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

     8.5 Entire Agreement. This agreement constitutes the entire agreement between the Parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the Parties hereto with respect to the subject matter hereof.

     8.6 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or agreement is sought. Either Party hereto may, by an instrument in writing, waive compliance by the other Party with any term or provision of this Agreement to be performed or complied with by such other Party hereto. The waiver by any Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     8.7 Assignment. This Agreement is personal in nature and neither of the Parties shall, without the written consent of the other, assign or transfer his or its rights or obligations hereunder to another person or entity, except as herein expressly provided or permitted and except that the Company may transfer all or any portion of its rights or obligations hereunder to any of its affiliates without such prior

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written consent. Subject to the foregoing provisions of this Section 8.7, this
Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

     8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York and all disputes arising hereunder shall be adjudicated solely before the courts of New York to whose jurisdiction the Parties hereto consent.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement and caused the same to be delivered on their behalf as of the date first above written.

Daniel Piergentili                       VCS Technologies, Inc.

/s/ Daniel Piergentili                   By: /s/ William Wheaton
----------------------                       ----------------------------------
Daniel Piergentili                           William Wheaton, President and CEO

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